Registration No. 333-42077



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                              48-0457967
         (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization)           Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 6,100,000 options to purchase a share of Sprint Common Stock ("Sprint Common Stock") and 6,100,000 shares of Sprint Common Stock issuable upon exercise of options granted under the Management Incentive Stock Option Plan. No shares of Sprint Common Stock were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November, 1998. The 6,100,000 shares were reclassified into 6,100,000 shares of FON Common Stock and 3,050,000 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 6,100,000 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the Registration Statement to 12,200,000 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving all 3,050,000 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 6,100,000 shares of PCS Common Stock.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date). Options for 4,544,494 shares of PCS Common Stock were exercised before the Conversion Date, leaving 1,555,506 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to deregister the remaining 1,555,506 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24. Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 10th day of June, 2004.

                                      SPRINT CORPORATION



                                      By  /s/ Claudia S. Toussaint
                                         (Claudia S. Toussaint,  Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                    Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting Officer) )
                                                       )
                                                       )   June 10, 2004
                                                       )
DUBOSE AUSLEY*          Director                       )
                                                       )
_____________________                                  )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
_____________________                                  )
(Deborah A. Henretta)   Director                       )
                                                       )
                                                       )

I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       )  June 10, 2004
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )
                                                       )
GERALD L. STORCH*       Director                       )
                                                       )





/s/ Claudia S. Toussaint
---------------------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with
     this Amendment to the Registration
     Statement No. 333-42077.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24. Power of Attorney.